Exhibit (b)
BY-LAWS
OF
FEDERAL LIFE TRUST
These By-Laws of Federal Life Trust (the “Trust”), a Delaware statutory trust, are subject to the Trust’s Declaration of Trust, dated November 16, 2007, as from time to time amended, supplemented, or restated (the “Trust Instrument”). In the event of any inconsistency between the Terms hereof and the Trust Instrument, the terms of the Trust Instrument shall control. Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.
ARTICLE I
PRINCIPAL OFFICE
Section 1. Principal and Other Offices. The principal office of the Trust shall be located at 3750 West Deerfield Road, Riverwoods, Illinois 60015, or such other location as the Trustees, from time to time, may determine. The Trust may establish and maintain such other offices and places of business as the Trustees, from time to time, may determine.
Section 2. Registered Office and Agent. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware a resident of Delaware or a Delaware entity or entity authorized to transact business in the State of Delaware and permitted to serve as such agent.
ARTICLE II
OFFICERS AND THEIR ELECTION
Section 1. Officers. The officers of the Trust shall be President, Treasurer, Secretary, Chief Compliance Officer and such other officers as from time to time may be elected by Trustees or as may be appointed as provided in Article III of these By-Laws. An officer may be, but need not be, a Trustee or holder of Shares in the Trust.
Section 2. Election of Officers; Term. All officers shall be selected by the Trustees or appointed by an officer or committee as provided in Article III of these By-Laws. Two or more offices may be held by a single person except the offices of President and Secretary, however, the President may also serve as the Chairperson or the Chief Executive Officer or as a Trustee. Subject to the provisions of Article II, Section 3 and Article III, Section 14 of these By-Laws, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed, or becomes disqualified. All other officers shall hold office at the pleasure of the Trustees.

Section 3. Resignations. Any officer of the Trust may resign, notwithstanding Article II, Section 2, by filing a written resignation with the Trustees, the President or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.
ARTICLE III
POWERS AND DUTIES OF TRUSTEES AND OFFICERS
Section 1. Management of the Trust; General. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and the Trustees shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with applicable law, the Trust Instrument, or with these By-Laws.
Section 2. Executive and Other Committees. The Trustees may elect from their own number, an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session, except those powers which by law, the Trust Instrument or these By-Laws are not permitted to be delegated by the Trustees. The Trustees also may elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees, except those powers which by law, the Trust Instrument or these By-Laws are not permitted to be delegated by the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
Section 3. Compensation. Each Trustee, each committee member, the Chairperson of the Trustees, the Lead Independent Trustee and the chairperson of any committee may receive such compensation for services and reimbursement for expenses as may be fixed from time to time by the Trustees. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees, provided that the compensation of the Chief Compliance Officer must be approved by vote of a majority of Trustees, including a majority of Trustees who are not “interested persons” under the 1940 Act (“1940 Act Majority”), as required by the 1940 Act or rules thereunder.
Section 4. Chairperson; Lead Independent Trustee. (i) The Trustees may, but need not (unless required by applicable law or regulation), appoint from among their number a Chairperson, who shall be an officer of the Board of Trustees. The responsibilities of the Chairperson shall be non-executive and non-operational in nature. When present, the Chairperson shall preside at the meetings of the Shareholders and of the Trustees, and shall have such other responsibilities as prescribed by applicable law or regulation. The Chairperson, as well as any two other Trustees, may call meetings of the Trustees as provided in the Trust Instrument and these By-Laws.
The Trustees may, but need not, from time to time prescribe to the Chairperson such other responsibilities in furthering the Trustees’ functions.

(ii) The Trustees, by the affirmative vote of a majority of the members of the Board of Trustees (including each nominee as Lead Independent Trustee who may vote for him/herself), may, but need not (unless required by applicable law or regulations), elect a Lead Independent Trustee from among their members who are not interested persons, as defined in the 1940 Act (“Independent Trustees”). The Lead Independent Trustee shall be an officer of the Board of Trustees, but not an officer of the Trust. The responsibilities of the Lead Independent Trustee shall be non-executive and non-operational in nature. The Lead Independent Trustee shall (a) be available to discuss with the other Trustees any concerns they may have about the Trust, (b) be available to consult with the Chairperson of the Board, President and/or Chief Executive Officer of the Trust, including to consult on agendas for meetings of the Board, (c) be available to be consulted by any of the senior executives of the Trust as to any concerns the senior executives may have, (d) preside at executive sessions of the Independent Trustees and (e) have such responsibilities and duties as may be set forth in the Declaration of Trust and/or in these By-Laws or as are designated by the Board to the Lead Independent Trustee in accordance with the Declaration of Trust and these By-laws. The Trustees may by resolution establish additional qualifications and the term of office for the Lead Independent Trustee. Notwithstanding any other provisions of these By-Laws, this Article III, Section 4 (ii), can only be amended by the affirmative vote of all members of the Board of Trustees, less one.
Section 5. President. The Trustees, by the affirmative vote of a majority of the members of the Board of Trustees (including each nominee as President who may vote for him/herself), may elect a President. Unless otherwise determined by the Trustees, the President shall be the Chief Executive Officer of the Trust and, subject to the direction of the Trustees, shall have responsibility for the general administration of the business and policies of the Trust. Subject to the control of the Trustees and to the control of any committees of the Trustees within their respective spheres of responsibility as provided by the Trustees, he or she shall at all times exercise general supervision and direction over the affairs of the Trust. The President shall have power to appoint, rename, or fix the duties, compensation or terms of office of one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and any other subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust or any Series or class thereof, as further provided in Section 12 herein. The President shall be authorized to delegate to any Vice President of the Trust such of his or her powers and duties as President and at such times and in such manner as he or she shall deem advisable. Unless otherwise directed by the Trustees, the President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or class thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to the President by the Trustees.
Section 6. Treasurer. The Trustees, by the affirmative vote of a majority of the members of the Board of Trustees (including each nominee as Treasurer who may vote for him/herself), may elect a Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all property, funds and securities of the Trust which may come into his or her hands to such company as the Trustees shall employ as custodian in accordance with the Trust Instrument and applicable provisions of law. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust. The Treasurer shall furnish such reports regarding the business and condition of the Trust as may be required from time to time by the Trustees or applicable law. The Treasurer shall in general perform all duties incident to the office of Treasurer and such additional duties as the Trustees or the President from time to time may designate.
Section 7. Secretary. The Trustees, by the affirmative vote of a majority of the members of the Board of Trustees (including each nominee as Secretary who may vote for him/herself), may elect a Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall also include in such books the records of committee meetings kept pursuant to Article III, Section 2. He or she shall have custody of the seal of the Trust. The Secretary shall in general perform all duties incident to the office of Secretary and such additional duties as the Trustees or the President from time to time may designate.
Section 8. Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President from time to time may designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
Section 9. Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees, the President or the Treasurer from time to time may designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.
Section 10. Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees, the President or the Secretary from time to time may designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.
Section 11. Chief Compliance Officer. There shall be an officer of the Trust designated as the Chief Compliance Officer by a 1940 Act Majority, as required by the 1940 Act or rules thereunder. The Chief Compliance Officer shall be responsible for administering the compliance program maintained by the Trust for complying with the federal securities laws and shall perform such additional duties as the Trustees from time to time may designate. The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Trust with applicable federal securities laws and regulations and review the adequacy of the Trust’s written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Board of Trustees or such committees thereof as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(iii) under the 1940 Act) and shall meet at least annually with the Independent Trustees. The Independent Trustees shall be responsible for approving the compensation of the Chief Compliance Officer.
Section 12. Subordinate Officers. The Trustees or the President from time to time may appoint such other officers or agents as the Trustees or the President may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Trustees or the President may determine. The Trustees or the President from time to time may delegate to one or more officers or committees of Trustees (in the case of the Trustees) the power to appoint and remove any such subordinate officers or agents and to prescribe their respective titles, terms of office, authorities, and duties.
Section 13. Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules thereunder) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of such officer’s or agent’s duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds, or securities that may come into such officer’s or agent’s hands.
Section 14. Removal. Any officer of the Trust may be removed from office by vote of a majority of the Trustees whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, provided that the Chief Compliance Officer may only be removed by vote of a 1940 Act Majority, as required by the 1940 Act or rules thereunder. In addition, any officer or agent appointed in accordance with the provisions of Article III, Section 12 may be removed, either with or without cause, by the appointing officer or committee or any other officer or committee upon which such power of removal shall have been conferred by the Trustees.
Section 15. Vacancies. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, resignation, retirement, removal, or incapacity of the President, Treasurer, Secretary and Chief Compliance Officer may be filled by a majority of the Trustees then in office through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. The appointment shall be effective upon the written acceptance of the person named therein to serve as in the capacity named therein. Other vacancies may be filled, if at all, by the Trustees at a meeting of the Trustees or at any other time.
ARTICLE IV
SHAREHOLDERS’ MEETINGS
Section 1. Meetings. A meeting of the Shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) requested in writing by the holder or holders of at least 10% of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such meeting, the Trustees or the Shareholders so requesting, in the name of the Secretary, may call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only the Shareholders of such Series or classes shall be entitled to notice of and to vote at such meeting. The record date for determining the Shareholders entitled to notice of and to vote at such meeting shall be established as set forth in Article VI, Section 2.
Section 2. Notices. Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering, by any method permitted by applicable law and approved by the Trustees, or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least 15 days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice (including electronic or similar writings), executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting and reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.
Section 3. Voting-Proxies. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than 11 months before the meeting, unless such instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized, or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received no more than 11 months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other persons responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless successfully challenged at or prior to its exercise and the burden of providing invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairperson of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these By-Laws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting, or validity or proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.
Section 4. Place of Meeting. All meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.
Section 5. Action Without a Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Trust Instrument or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of Shareholder meetings. Each such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. The written consent for any such action may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. A consent transmitted by electronic transmission by a Shareholder or by a person or persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.

Section 6. Inspectors of Election. In advance of any meeting of the Shareholders, the Trustees may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not appointed in advance by the Trustees, the chairman, if any, of any meeting of the Shareholders may, and on the request of any holder or his proxy shall, appoint one or more Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the interests owned by Shareholders, the interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there is more than one Inspector of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all Inspectors of Election. On request of the chairman, if any, of the meeting, or of any holder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
ARTICLE V
TRUSTEES’ MEETINGS
Section 1. Regular Meeting. Regular meetings of the Trustees may be held at such places and at such times as the Trustees from time to time may determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee, provided that any Trustee who is absent when such determination is made shall be given notice of such determination.
Section 2. Special Meetings. Special meetings of the Trustees may be called orally or in writing by the Chairperson of the Board of Trustees or any two other Trustees.
Section 3. Quorum. Three Trustees shall constitute a quorum for the transaction of business and an action of a majority of the Trustees shall constitute action of the Trustees, except as otherwise required by applicable law, the Trust Instrument or these By-Laws. If at any meeting of the Trustees, a quorum is not present, a majority of the Trustees present may adjourn the meeting from time to time until a quorum is obtained.
Section 4. Notice of Special Meeting. Except as otherwise provided, notice of any special meeting of the Trustees shall be given to each Trustee (i) by mail, postage prepaid, addressed to a Trustee at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address; (ii) by overnight delivery service to such address; (iii) electronically by fax or e-mail to a fax number or e-mail address provided by the Trustee to the Trust; (iv) by telephone to a telephone number provided by the Trustee to the Trust; or (v) by personal delivery to the Trustee. Notice of any Trustees’ meeting need not be given to any Trustee if a written waiver of notice (including electronic or similar writings), executed before or after such meeting, is filed with the record of such meeting, or to any Trustee who shall attend such meeting. Notice of an adjourned meeting need not be given.
Section 5. Place of Meeting. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.
Section 6. Special Action. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.
Section 7. Action By Written Consent. To the extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting and without prior written notice if a consent or consents in writing setting forth the action so taken is signed by Trustees having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Trustees or any committee thereof, as the case may be, were present and voted. Written consents of the Trustees may be executed in one or more counterparts. A consent transmitted by electronic transmission by a Trustee shall be deemed to be written and signed or purposes of this Section. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.
Section 8. Participation in Meetings By Conference Telephone. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting (unless prohibited by applicable law). Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.
ARTICLE VI
SHARES OF BENEFICIAL INTEREST
Section 1. Beneficial Interest. The beneficial interest in the Trust at all times shall be divided into such transferable Shares of one or more separate and distinct Series, or classes thereof, as the Trustees from time to time shall create and establish. The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more classes of shares consistent with applicable law, including the 1940 Act and rules thereunder.
Section 2. Establishment of Record Dates. For the purpose of determining the Shareholders of any Series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or classes) any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or classes). The Trustees may fix in advance a date, to be determined by the Trustees and no longer than that permitted by applicable law, before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.
Section 3. Transfer of Shares. The Shares of the Trust shall be transferable so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.
Section 4. Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person, except as otherwise may be expressly provided by law.
Section 5. Share Certificate. In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who in either case shall be deemed, for all purposes hereunder, to be holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.
ARTICLE VII
OWNERSHIP OF ASSETS OF THE TRUST
The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession, territory, or colony of the United States or the laws of the United States.
ARTICLE VIII
INSPECTION OF BOOKS
The Trustees from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.
ARTICLE IX
INSURANCE OF TRUSTEES, OFFICERS AND EMPLOYEES; LIMITATION OF LIABILITY
The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, which includes any person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer, or employee of a corporation, partnership, association, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such Covered Persons or employees in any such capacity or arising out of their status as such, whether or not the Trustees would have the power to indemnify them against such liability.
The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which such Trustee or officer otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust; provided, that nothing contained in the Declaration or these By-Laws shall protect any Trustee or officer of the Trust from any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
ARTICLE X
SEAL
The seal of the Trust shall be circular in form bearing the inscription:
“FEDERAL LIFE TRUST
THE STATE OF DELAWARE”
The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing the seal or a facsimile to be impressed or affixed or printed or otherwise reproduced.
Any officer or Trustee of the Trust, or agent of the Trust acting in such capacity, shall have authority to affix the seal of the Trust to any document, instrument, or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and the seal’s absence shall not impair the validity of, any document, instrument, or other paper executed by or on behalf of the Trust.

ARTICLE XI
FISCAL YEAR
The fiscal year of the Trust, or of any Series thereof, shall end on such date as the Trustees from time to time shall determine.
ARTICLE XII
AMENDMENTS
These By-Laws may be amended at any meeting of the Trustees of the Trust by a majority vote or by consent in lieu thereof.
ARTICLE XIII
REPORTS TO SHAREHOLDERS
The Trustees at least semiannually shall submit to the Shareholders a written financial report of the Trust including financial statements which shall be certified at least annually by an independent registered public accounting firm.
ARTICLE XIV
HEADINGS
Headings are placed in these By-Laws for convenience of reference only and, in case of any conflict, the text of these By-Laws rather than the headings shall control.
END OF BY-LAWS
Approved by the Board of Trustees of Federal Life Trust on [______  ___], 2008.